Exhibit 99.1

FOR IMMEDIATE RELEASE

FuelCell Energy Reports Third Quarter 2015 Financial Results and Business Update

•	Project development agreement for Europe announced with European utility, E.On

•	First sale of a megawatt-class power plant in Europe

•	Advancing carbon capture solution with $23.7 million project

•	Asian manufacturing by partner supports cost reductions and redundancy of supply

•	Total backlog increased $26.1 million from prior quarter end

DANBURY, CT – September 8, 2015 — FuelCell Energy, Inc. (Nasdaq: FCEL), a global leader in the design, manufacture, operation and service of ultra-clean, efficient and reliable fuel cell power plants, today reported financial results for its third quarter ended July 31, 2015.

Financial Results

FuelCell Energy (the Company) reported total revenues for the third quarter of 2015 of $41.4 million compared to $43.2 million for the comparable prior year period. Revenue components include:

•	Product sales of $31.2 million for the current period compared to $32.3 million for the comparable prior year period

•	Service agreements and license revenues of $7.0 million for the current period compared to $7.1 million for the comparable prior year period

•	Advanced technologies contract revenues of $3.2 million for the current period compared to $3.8 million for the comparable prior year period

The gross profit generated in the third quarter of 2015 totaled $3.6 million and the gross margin for the period was 8.7 percent, compared to gross profit of $4.0 million and gross margin of 9.2 percent for the third quarter of 2014. Operating expenses for the current period totaled $10.7 million compared to $10.0 million for the prior year period.

Net loss attributable to common shareholders for the third quarter of 2015 totaled $7.3 million, or $0.02 per basic and diluted share, compared to $7.8 million or $0.03 per basic and diluted share for the third quarter of 2014.

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in the third quarter of 2015 totaled ($6.0) million. Refer to the discussion of Non-GAAP financial measures below regarding the Company’s calculation of EBITDA. Capital spending was $0.5 million and depreciation expense was $1.1 million.

Revenue Backlog

Total backlog was $338.3 million as of July 31, 2015 compared to $350.2 million as of July 31, 2014 and $312.2 million at April 30, 2015.

•	Product sales backlog totaled $98.1 million as of July 31, 2015 compared to $137.3 million as of July 31, 2014.

•	Service backlog totaled $225.2 million as of July 31, 2015 compared to $201.8 million as of July 31, 2014.

•	Advanced technologies contracts backlog totaled $15.0 million as of July 31, 2015 compared to $11.1 million as of July 31, 2014. The recently announced award selections from the U.S.

FUELCELL ENERGY THIRD QUARTER 2015 RESULTS	PAGE 2

Department of Energy (DOE) of a carbon capture and three solid oxide fuel cell projects will add approximately $24 million to backlog which excludes cost share obligations. The Company is in the process of completing standard contracting documents with the DOE with all four projects expected to be finalized in the Company’s fourth fiscal quarter.

Cash and Liquidity

Cash, restricted cash and borrowing availability totaled $130.8 million at July 31, 2015, including:

•	$93.1 million of cash and cash equivalents, including $27.6 million of restricted cash and $6.1 million of cash advanced by POSCO Energy for raw material purchases made on its behalf by FuelCell Energy. Under an inventory procurement agreement that ensures coordinated purchasing from the global supply chain, FuelCell Energy provides procurement services for POSCO Energy and receives compensation for services rendered.

•	$36.7 million of borrowing availability under the NRG Energy revolving financing facility. A total of $3.3 million was advanced in the quarter to the Company’s project finance subsidiary to fund the construction of projects being developed under power purchase agreements.

•	$1.0 million of borrowing availability under the JPMorgan Revolver. The expiration date of this facility was extended to November 28, 2015, from August 1, 2015, with the expectation of a 12 month renewal assuming the charter of the U.S. Export Import Bank is renewed by the U.S. Congress.

Business Highlights

•	Project development agreement announced for utility ownership of fuel cell power plants in Europe with E.On, the world’s largest electric utility with approximately 60,000 megawatts of power generation owned in more than 15 European countries and approximately 33 million customers.

•	Sale of the first CE-certified multi-megawatt fuel cell plant to Europe. The combined-heat-and-power configuration will support the manufacturing operations of an industrial company. The power plant will be financed and owned by E.On Connecting Energies, an E.On business unit that provides energy as a managed service. FuelCell Energy Solutions, GmbH will operate and maintain the power plant under a long term service agreement.

•	Commercial operations began in August 2015 for the grid-support application in New Haven, Connecticut purchased by United Illuminating (NYSE: UIL) and service revenue from the multi-year service agreement will begin to be recognized.

•	The near-term commencement of Asian manufacturing by partner, POSCO Energy, supports future per-unit cost reductions and enables larger projects with redundancy of supply.

•	Progressing the development of multi-megawatt fuel cell parks, including another development step for the 63 megawatt project in Connecticut with the August submission of an application to the Connecticut Siting Council, the permitting body for siting power generation facilities in the State of Connecticut.

•	Advancing affordable and scalable carbon capture solution with $23.7 million project, including cost-share, recently selected by the DOE for siting a DFC3000® power plant adjacent to an existing coal-fired power plant for both carbon capture and ultra-clean power generation.

•	Development of solid oxide fuel cell (SOFC) solutions advancing with three projects recently selected by the DOE, including a $10.9 million project, including cost-share, to install and operate a 400 kilowatt SOFC system; a $3.1 million award, including cost-share, for automated manufacturing of SOFC; and, a $1.3 million award, including cost-share, for adapting existing SOFC stack technology for hydrogen production utilizing a solid oxide electrolyzer cell (SOEC) at very high efficiency.

FUELCELL ENERGY THIRD QUARTER 2015 RESULTS	PAGE 3

“We continue to execute on our business model including adding another leading utility to our list of blue-chip customers, adding global manufacturing capacity via our Asian partner, and progressing our affordable and scalable carbon capture solution,” said Chip Bottone, President and Chief Executive Officer, FuelCell Energy, Inc. “We increased backlog sequentially and are working to close more orders including both megawatt and multi-megawatt projects.”

Cautionary Language

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and business plans. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

Financial Results are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Management also uses non-GAAP measures to analyze the business.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is an alternate measure of cash utilization. The table below calculates Adjusted EBITDA and reconciles these figures to the GAAP financial statement measure Net loss attributable to FuelCell Energy, Inc.

	Three Months Ended July 31,
(Amounts in thousands)	2015	2014
Net loss attributable to FuelCell Energy, Inc.	$(6,539)	$(6,978)
Depreciation	1,054	1,119
Provision for income taxes	84	91
Other (income)/expense, net (1)	(1,464)	399
Interest expense	905	649

EBITDA	$(5,960)	$(4,720)

(1)	Other income (expense), net includes gains and losses from transactions denominated in foreign currencies, fair value changes in embedded derivatives, and other items incurred periodically which are not the result of the Company’s normal business operations such as the impact from the conversion of the Senior Unsecured Convertible notes or receipt of research and development tax credits.

EBITDA is a non-GAAP measure of financial performance and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities. This information is included to assist in the understanding of the results of operations on a comparative basis.

FUELCELL ENERGY THIRD QUARTER 2015 RESULTS	PAGE 4

About FuelCell Energy

Direct FuelCell® power plants are generating ultra-clean, efficient and reliable power at more than 50 locations worldwide. With more than 300 megawatts of power generation capacity installed or in backlog, FuelCell Energy is a global leader in providing ultra-clean baseload distributed generation to utilities, industrial operations, universities, municipal water treatment facilities, government installations and other customers around the world. The Company’s power plants have generated more than three billion kilowatt hours of ultra-clean power using a variety of fuels including renewable biogas from wastewater treatment and food processing, as well as clean natural gas. For additional information, please visit www.fuelcellenergy.com, follow us on Twitter and view our videos on YouTube.

Direct FuelCell, DFC, DFC/T, DFC-H2 and FuelCell Energy, Inc. are all registered trademarks of FuelCell Energy, Inc. DFC-ERG is a registered trademark jointly owned by Enbridge, Inc. and FuelCell Energy, Inc.

Conference Call Information

FuelCell Energy management will host a conference call with investors beginning at 10:00 a.m. Eastern Time on September 9, 2015 to discuss the third quarter 2015 results. An accompanying slide presentation for the earnings call will be available at http://fcel.client.shareholder.com/events.cfm immediately prior to the call.

Participants can access the live call via webcast on the Company website or by telephone as follows:

•	The live webcast of this call will be available on the Company website at www.fuelcellenergy.com. To listen to the call, select ‘Investors’ on the home page, then click on ‘Events & presentations’ and then click on ‘Listen to the webcast’

•	Alternatively, participants can dial 678-809-1045

The replay of the conference call will be available via webcast on the Company’s Investors’ page at www.fuelcellenergy.com approximately two hours after the conclusion of the call.

Contact:

FuelCell Energy, Inc.
Kurt Goddard, Vice President Investor Relations
203-830-7494
ir@fce.com

# # # #

FUELCELL ENERGY THIRD QUARTER 2015 RESULTS	PAGE 5

FUELCELL ENERGY, INC.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	July 31, 2015	October 31, 2014
ASSETS
Current assets:
Cash and cash equivalents - unrestricted	$65,520	$83,710
Restricted cash and cash equivalents – short-term	6,968	5,523
Accounts receivable, net	55,315	64,375
Inventories	75,571	55,895
Project assets	11,639	784
Other current assets	10,133	7,528

Total current assets	225,146	217,815

Restricted cash and cash equivalents – long-term	20,600	19,600
Property, plant and equipment, net	27,015	25,825
Goodwill	4,075	4,075
Intangible assets	9,592	9,592
Other assets, net	3,457	3,729

Total assets	$289,885	$280,636

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$6,908	$1,439
Accounts payable	19,207	22,969
Accrued liabilities	17,278	12,066
Deferred revenue	39,462	37,626
Preferred stock obligation of subsidiary	828	961

Total current liabilities	83,683	75,061

Long-term deferred revenue	23,160	20,705
Long-term preferred stock obligation of subsidiary	11,958	13,197
Long-term debt and other liabilities	13,150	13,367

Total liabilities	131,951	122,330

Redeemable preferred stock (liquidation preference of $64,020 at July 31, 2015 and October 31, 2014)	59,857	59,857

Total Equity:
Shareholders’ equity
Common stock ($.0001 par value; 475,000,000 and 400,000,000 shares authorized at July 31, 2015 and October 31, 2014, respectively; 305,057,318 and 287,160,003 shares issued and outstanding at July 31, 2015 and October 31, 2014, respectively)	30	29
Additional paid-in capital	928,933	909,431
Accumulated deficit	(829,813)	(809,314)
Accumulated other comprehensive loss	(563)	(159)
Treasury stock, Common, at cost (41,357 and 45,550 shares at July 31, 2015 and October 31, 2014, respectively)	(56)	(95)
Deferred compensation	56	95

Total shareholders’ equity	98,587	99,987
Noncontrolling interest in subsidiaries	(510)	(1,538)

Total equity	98,077	98,449

Total liabilities and equity	$289,885	$280,636

FUELCELL ENERGY THIRD QUARTER 2015 RESULTS	PAGE 6

FUELCELL ENERGY, INC.

Consolidated Statements of Operations

(unaudited)

(Amounts in thousands, except share and per share amounts)

	Three Months Ended July 31,
	2015	2014
Revenues:
Product sales	$31,130	$32,315
Service agreements and license revenues	7,017	7,078
Advanced technologies contract revenues	3,209	3,783

Total revenues	41,356	43,176

Costs of revenues:
Cost of product sales	28,849	29,308
Cost of service agreements and license revenues	5,719	6,629
Cost of advanced technologies contract revenues	3,193	3,278

Total cost of revenues	37,761	39,215

Gross profit	3,595	3,961

Operating expenses:
Administrative and selling expenses	6,101	5,569
Research and development expenses	4,597	4,392

Total operating expenses	10,698	9,961

Loss from operations	(7,103)	(6,000)

Interest expense	(905)	(649)
Other income (expense), net	1,464	(399)

Loss before provision for income taxes	(6,544)	(7,048)

Provision for income taxes	(84)	(91)

Net loss	(6,628)	(7,139)

Net loss attributable to noncontrolling interest	89	161

Net loss attributable to FuelCell Energy, Inc.	(6,539)	(6,978)

Preferred stock dividends	(800)	(800)

Net loss to common shareholders	$(7,339)	$(7,778)

Loss per share basic and diluted
Basic	$(0.02)	$(0.03)
Diluted	$(0.02)	$(0.03)

Weighted average shares outstanding
Basic	298,609,231	258,178,826
Diluted	298,609,231	258,178,826

FUELCELL ENERGY THIRD QUARTER 2015 RESULTS	PAGE 7

FUELCELL ENERGY, INC.

Consolidated Statements of Operations

(unaudited)

(Amounts in thousands, except share and per share amounts)

	Nine Months Ended July 31,
	2015	2014
Revenues:
Product sales	$84,769	$94,482
Service agreements and license revenues	15,506	19,215
Advanced technologies contract revenues	11,351	12,187

Total revenues	111,626	125,884

Costs of revenues:
Cost of product sales	77,308	88,944
Cost of service agreements and license revenues	13,720	17,546
Cost of advanced technologies contract revenues	10,966	11,623

Total cost of revenues	101,994	118,113

Gross profit	9,632	7,771

Operating expenses:
Administrative and selling expenses	18,002	16,169
Research and development expenses	12,656	13,945

Total operating expenses	30,658	30,114

Loss from operations	(21,026)	(22,343)

Interest expense	(2,195)	(2,901)
Other income (expense), net	2,621	(8,480)

Loss before provision for income taxes	(20,600)	(33,724)

Provision for income taxes	(179)	(269)

Net loss	(20,779)	(33,993)

Net loss attributable to noncontrolling interest	280	568

Net loss attributable to FuelCell Energy, Inc.	(20,499)	(33,425)

Preferred stock dividends	(2,400)	(2,400)

Net loss to common shareholders	$(22,899)	$(35,825)

Loss per share basic and diluted
Basic	$(0.08)	$(0.15)
Diluted	$(0.08)	$(0.15)

Weighted average shares outstanding
Basic	291,747,961	233,933,636
Diluted	291,747,961	233,933,636